UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	— Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 18, 2006, Mr. Joseph D. Crocker agreed to serve as a member of the Board of Directors (the “Board”) of Bank of Granite Corporation (the “Company”). Mr. Crocker’s term will commence immediately and will expire at the next Annual Meeting of Stockholders or when his successor has been elected and qualified. Mr. Crocker has not been appointed or designated to serve on any committee of the Company’s Board, and no determination has been made as to whether Mr. Crocker will be appointed to any such committee.
There are no arrangements or understandings between Mr. Crocker and any other person relating to his election as a director of the Company. Mr. Crocker does not have any relationships and has not entered into any transactions that would be reportable under Item 404(a) of Regulation S-K.
Item 9.01 — Financial Statements and Exhibits

99	—	Additional Exhibits

99.1	—	News release dated September 22, 2006, announcing the director appointment approval by the Board of Directors.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
September 22, 2006,	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

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